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                                                                    EXHIBIT 23.1

                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Wausau Paper Mills Company ("Wausau") of our report dated September 17, 1997, on our audits of the consolidated financial statements of Wausau and subsidiaries as of August 31, 1997, and August 31, 1996, and for each of the three fiscal years in the period ended August 31, 1997, which report is included in the Annual Report on Form 10-K of Wausau for the fiscal year ended August 31, 1997. We further consent to all references to our firm included in this Registration Statement.

/s/ WIPFLI ULLRICH BERTELSON LLP
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Wausau, Wisconsin
November 14, 1997